UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 3, 2004
Date of Report (Date of earliest event reported)

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA 22033
(Address of principal executive offices)

(703) 218-6000
(Registrant's telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)     Exhibits. The following exhibit is furnished with this report.

99.1	Press Release dated March 3, 2004, announcing ManTech International Corporation’s fourth quarter and full year 2003 earnings results as well as earnings guidance for the first quarter of fiscal year 2004 and full fiscal year 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 3, 2004, ManTech International Corporation issued an earnings release announcing its financial results for the fourth quarter and full year 2003, as well as its earnings guidance for the first quarter of fiscal year 2004 and full fiscal year 2004. A copy of the earnings release is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                                     MANTECH INTERNATIONAL CORPORATION

Date:  March 3, 2004

/s/ Ronald R. Spoehel Name: Ronald R. Spoehel Title: Executive Vice President and Chief Financial Officer

Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:

Mark Root, Executive Director	Maureen Crystal, Executive Director
Corporate Communications	Investor Relations
off: 703-218-8397; 703-407-9393	703/218-8262
mark.root@mantech.com	maureen.crystal@mantech.com

   ManTech Reports Strong Fourth Quarter and Full Year 2003
Financial Results

Highlights

    •  2003 revenues increased 40 percent to $701.6 million
    •  Organic revenue growth for the fourth quarter was 14.5 percent; and 14 percent for the full year 2003
    •  Operating income increased 58 percent for the fourth quarter to $16.8 million; and 58 percent for the full year 2003 to $61 million
     •  Fourth quarter diluted EPS of $0.31; and $1.09 for the full year 2003
     •  Significant contract wins at the Department of Homeland Security and Department of Justice
     •  Revenue guidance for 2004 is $795 to $810 million

FAIRFAX, Virginia, March 3, 2004 – ManTech International Corporation (Nasdaq: MANT), a leading provider of innovative technologies and solutions focused on mission-critical national security programs for the Intelligence Community, the Department of Defense and other federal government customers, today announced results for the fourth quarter and for the full year ended December 31, 2003, that reflect strong growth in revenues and profitability.

“This past year was an outstanding year for ManTech,” said ManTech International Chairman of the Board, CEO and President George J. Pedersen. “In addition to reporting record growth in both revenue and earnings during 2003, the acquisitions we made over the last year-and-a-half have exceeded our expectations in terms of enhancing our overall technical capabilities, deepening our penetration into our target markets in the defense and Intelligence Community, and producing growth in sales and profits. We are also particularly pleased that we have increased our involvement with the Department of Homeland Security, Department of Justice and other agencies.”

Fourth Quarter Results

For the fourth quarter of 2003, ManTech reported revenue of $194.8 million, up $52.3 million, or 37 percent, compared to $142.5 million for the same period in 2002. The results reflect an organic growth rate of 14.5 percent from the $170.2 million of pro forma revenue (adjusted to include full-year revenue of acquired subsidiaries) for the comparable period in 2002.

Operating income for the quarter was $16.8 million, an increase of 58 percent over 2002. Operating margin for the quarter expanded to 8.6 percent compared with 7.5 percent for the same period in 2002. The margin expansion in the quarter is primarily attributable to improved cost controls compared to the previous year. Fully diluted EPS were $0.31 for the fourth quarter of 2003, up 138 percent from $0.13 in 2002.

Full Year 2003

Revenues for the full year 2003 were $701.6 million, up $201.4 million, or 40 percent, over 2002 revenues of $500.2 million. Sales growth in 2003 was attributable to new business supporting national security programs for the Department of Defense, intelligence and federal civilian agency customers, as well as the results of companies acquired in 2003. The results reflect a full year organic growth rate of 14 percent based on year over year pro forma revenue.

Operating income for 2003 was $61 million, an increase of 58 percent from $38.5 million in 2002. Operating margins improved for the year 2003, increasing to 8.7 percent from 7.7 percent in 2002. The margin expansion in 2003 was attributable to higher margin contributions from new contracts and acquired companies, as well as operating efficiencies. Net income from continuing operations rose 54 percent to $35.2 million for 2003, while diluted EPS for 2003 were $1.09, up 47 percent from $0.74 in 2002.

During 2003, ManTech won contracts with an estimated value in excess of $1 billion. Reported backlog as of December 31, 2003 was $1.5 billion, compared with $1.4 billion as of December 31, 2002. Funded backlog as of December 31, 2003, was $375 million, an increase of almost 91 percent over $197 million in 2002. At the end of 2003, ManTech had more than $1 billion in proposals under evaluation and a pipeline of qualified opportunities of $5 billion.

ManTech derived approximately 89 percent of its revenue during 2003 from prime contracts, and over 40 percent of its revenue from work under GSA schedule contracts. Revenue from the Department of Defense and the Intelligence Community accounted for over 91 percent of revenue for 2003. Revenue from work in secure systems and information technology solutions was 82 percent of revenue in 2003, up from 76 percent in 2002.

“Throughout 2003 we remained true to our strategy to advance ManTech’s innovative technologies and solutions for critical national security programs to support the war on terrorism,” Pedersen said. “The majority of our past efforts have been projects for the Department of Defense and the Intelligence Community, but more recently we have been awarded some significant assignments by the Department of Homeland Security and the Department of Justice.”

Homeland Security and Justice Department Initiatives

Earlier this year ManTech announced the award of three contracts from the Department of Homeland Security. One involving program management and strategic planning in the amount of $11.5 million; another for the design, development and implementation of information technology capabilities and infrastructure with an estimated value of $21.6 million; and a third valued at $29 million to provide personnel security investigation services.

Just as significantly, the Joint Regional Information Exchange System (JRIES), which ManTech helped to develop for the Defense Intelligence Agency, has been adopted by the Department of Homeland Security, as announced in Secretary Tom Ridge’s press conference last month. JRIES is part of the computer-based counterterrorism communications system and will be expanded to all 50 states, five territories, Washington, D.C., and 50 major urban areas. ManTech recently received contracts from Pennsylvania and California involving JRIES.

ManTech won three task orders recently from the Department of Justice with an estimated total value of $23 million to support their Consolidated Office Network program. The task orders came under a Department of Justice blanket purchase agreement which was awarded to ManTech last year and had an estimated value of $100 million per year, for five to ten years.

“These events, along with work we are doing for the FBI, which is using ManTech’s proprietary multi-level, secure architecture solution, signifies that our effort to expand our marketplace beyond defense and intelligence is bearing fruit and establishing a strong presence in this evolving market,” Pedersen said. “As we enter 2004, strong budget trends for our markets, our solid balance sheet, our expanded credit facility and improving operating results will allow us to capitalize on the momentum created from our fully integrated, unified business platform.”

2003 Business Highlights

      •  Two acquisitions: Integrated Data Systems (IDS), a software development and systems integration/networking services company supporting national intelligence and Department of Defense; and MSM Security Services, Inc., a leading provider of personnel security investigation services to the federal government.

      •  A five-year, $88.6 million contract award from the Department of State to provide information technology systems to U. S. embassies and consulates worldwide under the Global Information Technology Modernization program.

      •  A three-year, $50 million contract award from the Naval Air Systems Command to provide personnel security investigation services to supplement the efforts of the Defense Security Services.

      •  A $40 million, five-year contract from the Department of State to provide personnel security investigation and adjudication services to support the Bureau of Diplomatic Security, the State Department organization responsible for security at home and abroad.

      •  Receipt of the prestigious, George M. Low award from NASA, as the premier large business services contractor for NASA in 2002. ManTech, which has been providing services to the NASA Goddard Space Flight Center for more than 30 years and is ISO Certified for all engineering, design and test operations, was cited by NASA for its “demonstrated excellence and outstanding technical and managerial achievements in quality and performance.”

      •  Three key additions to the senior management team:

o	Ronald R. Spoehel, a senior financial executive with extensive corporate and operating experience with global companies and Wall Street financial institutions, as executive vice president and chief financial officer.

o	Robert A. Coleman, president and founder of IDS, a technology services company highly regarded for its development of secure, advanced messaging and collaboration solutions that support national security networks. Prior to founding IDS, Coleman worked at the White House National Security Council Crisis Management Center during the Reagan Administration where he developed systems to assist in the collection and dissemination of critical intelligence data.

o	Jay W. Kelley, an accomplished operating executive with a major defense contractor and an Air Force veteran who retired as a Lieutenant General after more than 30 years of distinguished service that included serving as Vice Commander of the Air Force Space Command at Peterson Air Force Base, Colorado Springs, CO; and Commander of the Air University at Maxwell Air Force Base, AL.

2004 Business Highlights

•  In February, ManTech acquired operations from Affiliated Computer Services, Inc., that support the U.S. Air Force Electronic Systems Center's Information Technology Services Program.
•  A credit agreement, signed in early 2004, that increases ManTech’s borrowing capacity up to $200 million and serves as a foundation to support future growth, including acquisitions.

Company Guidance

Recent business trends and the expectation of continuing strength in our national security markets supports the company’s guidance for 2004. ManTech’s guidance for revenue in the first quarter of 2004 is in the range of $182 million to $186 million, and diluted EPS in the range of $0.28 to $0.29 per share. For the full year 2004, revenue guidance is in the range of $795 million to $810 million, with diluted EPS in the range of $1.23 to $1.25, a 13 percent to 15 percent growth rate. ManTech assumes diluted shares of 32.4 million for the first quarter and 32.5 million for the full year 2004. Finally, this outlook does not reflect the impact of any future business acquisitions.

	1st Quarter 2004	Full Year 2004

Revenue	$182 million—$186 million	$795 million —$810 million
Diluted Earnings Per Share	$0.28 - $0.29	$1.23 - $1.25
Weighted Average Common
Shares Outstanding	32.4 million	32.5 million

Conference Call:

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss fourth quarter and full year 2003 results and answer questions. Interested parties may access the call by dialing (800) 759-3578 (domestic) or (706) 679-7301 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, March 19. To access the replay, call (800) 642-1687 (domestic) or (706) 645-9291 (international). The confirmation code for the replay is 5222379. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community, the Department of Defense and other U.S. federal government customers. The company’s expertise includes software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. With annual revenues in excess of $700 million and more than 5,000 highly qualified employees, the company operates in the United States and over 30 countries worldwide. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential, ”“continue,” or “opportunity” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts or win new contracts; failure to obtain option awards, task orders, or funding under contracts; risks of contract performance; risks of contract termination, either for default or for the convenience of the U.S. government; adverse results of U.S. government audits of our U.S. government contracts; risks associated with complex U.S. government procurement laws and regulations; failure to experience favorable results from acquisition synergies; and material changes in laws or regulations applicable to the company’s businesses. These and other risk factors are more fully discussed in the section entitled “Risks Related to the Company’s Business” in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003 and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 8-K and Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in Thousands Except Per Share Amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
REVENUES	$194,812	$142,492	$701,601	$500,219
COST OF SERVICES	158,175	115,431	569,768	407,316

GROSS PROFIT	36,637	27,061	131,833	92,903

COSTS AND EXPENSES:
General and administrative	18,661	15,487	66,318	51,833
Depreciation and amortization	1,193	923	4,551	2,530

Total costs and expenses	19,854	16,410	70,869	54,363

INCOME FROM OPERATIONS	16,783	10,651	60,964	38,540
Interest expense	478	325	2,117	647
Equity in losses (earnings) of affiliates	(182)	(68)	662	(305)
Other expense (income)	(518)	(225)	(1,034)	(324)

INCOME BEFORE PROVISION FOR
INCOME TAXES AND MINORITY INTEREST	17,005	10,619	59,219	38,522
Provision for income taxes	(6,908)	(4,303)	(24,052)	(15,690)
Minority interest	(3)	(1)	(7)	—

INCOME FROM CONTINUING OPERATIONS	10,094	6,315	35,160	22,832
Loss on disposal of discontinued operations--net	—	(2,886)	—	(3,681)

NET INCOME	$10,094	$3,429	$35,160	$19,151

BASIC EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.31	$0.23	$1.10	$0.89
Loss from discontinued operations	—	(0.10)	—	(0.14)

	$0.31	$0.13	$1.10	$0.75
Weighted average common shares outstanding	32,084,941	27,127,728	31,988,143	25,685,239

DILUTED EARNINGS (LOSS) PER SHARE:
Income from continuing operations	$0.31	$0.23	$1.09	$0.88
Loss from discontinued operations	—	(0.10)	—	(0.14)

	$0.31	$0.13	$1.09	$0.74

Weighted average common shares outstanding	32,495,649	27,363,856	32,190,523	25,957,761

MANTECH INTERNATIONAL
CORPORATION CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	December 31,
	2003	2002
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,166		$81,096
Cash in escrow	829		—
Receivables--net	204,539		133,122
Prepaid expenses and other	17,527		8,955
Assets held for sale	1,332		6,738

Total current assets	233,393		229,911
Property and equipment--net	10,920		9,131
Goodwill	149,548		94,003
Other intangibles	15,741		10,231
Investments	5,560		7,631
Employee supplemental savings plan assets	10,594		8,068
Other assets	10,378		5,413

TOTAL ASSETS	$436,134		$364,388

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of debt	$77		$1,000
Accounts payable and accrued expenses	45,157		32,905
Accrued salaries and related expenses	30,548		23,619
Deferred income taxes	20,092		11,888
Billings in excess of revenue earned	4,514		2,700
Liabilities held for sale	1,164		5,099

Total current liabilities	101,552		77,211
Debt--net of current portion	25,184		25,000
Accrued retirement	11,914		9,555
Other long-term liabilities	5,178		1,838
Deferred income taxes	4,553		4,744
Minority interest	49		42

TOTAL LIABILITIES	148,430		118,390

COMMITMENTS AND CONTINGENCIES
REDEEMABLE COMMON STOCK	—		—
STOCKHOLDERS' EQUITY:
Common stock, Class A--$0.01 par value; 150,000,000 shares authorized; 17,047,820 and 16,267,213 shares issued and outstanding at
December 31, 2003 and 2002, respectively		170		163
Common stock, Class B--$0.01 par value; 50,000,000 shares authorized; 15,075,293 and 15,631,004 shares issued and outstanding at December 31, 2003 and 2002,
respectively	151		156
Additional paid-in capital	212,564		206,861
Retained earnings	76,003		40,843
Accumulated other comprehensive loss	(1,184)		(2,025)
Deferred compensation	640		640
Shares held in grantor trust	(640)		(640)

TOTAL STOCKHOLDERS' EQUITY	287,704		245,998

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$436,134		$364,388

MANTECH INTERNATIONAL
CORPORATION CONSOLIDATED STATEMENTS OF CASH
FLOWS (Dollars in Thousands)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,160	$19,151
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Equity in losses (earnings) of affiliates	662	(305)
Loss from discontinued operations	—	—
Loss on disposal of discontinued operations	—	3,681
Stock compensation expense	178	—
Gain on sale of investment in GSE	(176)	—
Deferred income taxes	8,334	(4,774)
Minority interest in income of consolidated subsidiaries	7	—
Loss (gain) on disposal of property and equipment	38	66
Depreciation and amortization	7,772	3,993
Change in assets and liabilities—net of effects from
acquired and disposed businesses:
Increase in receivables	(58,297)	(22,140)
(Increase) decrease in prepaid expenses and other	(10,305)	2,881
Increase in accounts payable and accrued expenses	6,881	2,390
Increase in accrued salaries and related expenses	4,550	1,981
Increase in billings in excess of revenue
earned	1,346	44
Increase in accrued retirement	2,359	444
Increase (decrease) in other long-term liabilities	86	(2)

Net cash (used in) provided by operating
activities of continuing operations	(1,405)	7,410

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,336)	(2,686)
Proceeds from sales of property and equipment	2	4
Investment in Integrated Data Systems Corporation, net of cash
acquired of $2,820	(63,738)	—
Investment in MSM Security Services, Inc., net of cash acquired
of $8	(5,130)	—
Investment in capitalized software products	(1,752)	(1,349)
Investment in Advanced Development Group, Inc., net of cash
acquired of $4,429	(230)	--
Investment in CTX Corporation, net of cash acquired of $216	(47)	(35,823)
Investment in Aegis Research Corporation, net of cash acquired
of $8	(10)	(69,367)
Dividends from MASI U.K	315	592
Proceeds from notes receivable	—	350
Dividends from GSE Preferred Stock	—	75

Net cash used in investing activities of
continuing operations	(73,926)	(108,204)

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Dollars in Thousands)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	2,121	268
Payment of not-to-compete financings	(1,000)	—
Proceeds from common stock issuances, net	—	201,096
Net decrease in borrowings under lines of credit	—	(32,300)
Repayment of subordinated debt	—	(8,000)
Repayment of term loan	—	(5,908)
Repayment of notes payable	—	(104)

Net cash provided by financing activities of continuing
operations	1,121	155,052

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(113)	11

NET CASH PROVIDED BY (USED IN) DISCONTINUED OPERATIONS	2,393	(75)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(71,930)	54,194
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	81,096	26,902

CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,166	$81,096

MANTECH INTERNATIONAL CORPORATION
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION (EBITDA)
(Dollars in Thousands)

	Three Months Ended December 31		Year Ended December 31
	2003	2002	2003	2002
Net Income	$10,094	$3,429	$35,160	$19,151
Plus: Loss from Discontinued Operations	—	2,886	—	3,681

Income from Continuing Operations	10,094	6,315	35,160	22,832
Plus: Interest Expense	478	325	2,117	647
Income Taxes	6,908	4,303	24,052	15,690
Depreciation and Amortization	2,810	1,230	7,772	3,993
Minority Interest	3	1	7	—
Minus: Other Income	(700)	(293)	(372)	(629)

EBITDA	$19,593	$11,881	$68,736	$42,533

EBITDA ROS%	10.1%	8.3%	9.8%	8.5%

NOTE: EBITDA is defined as net income plus the loss from discontinued operations, interest expense, income taxes, depreciation and amortization, minority interest, and minus other income.

EBITDA as calculated by us may be calculated differently than EBITDA for other companies. We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results. EBITDA should not be construed as either an alternative to net income, as an indicator of our operating performance, or as an alternative to cash flows as a measure of liquidity.